                                                          EXHIBIT 99.(i)(2)
                            Dechert Price & Rhoads
                             1775 Eye Street, N.W.
                            Washington, D.C. 20006


                               February 11, 2000


PIMCO Funds: Pacific Investment Management Series
840 Newport Center Drive
Newport Beach, California 92660

     Re:   PIMCO Funds: Pacific Investment Management Series
           (File Nos. 33-12113 and 811-5028)
           ---------------------------------

Dear Sirs:

          We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 53 to the Registration Statement of PIMCO Funds: Pacific Investment Management Series, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



                                 Very truly yours,

                                 /s/ Dechert Price & Rhoads

                                 Dechert Price & Rhoads